Exhibit 24

OMNIBUS POWER OF ATTORNEY

Pursuant to Registration Rights Agreements, dated as of November 15, 2006, by and among NCO Group, Inc. (which subsequently merged into Collect Holdings, Inc., with Collect Holdings, Inc. surviving the merger and changing its name to “NCO Group, Inc.” (the “Corporation”)), the subsidiaries of the Corporation listed as Guarantors and signatories thereto or thereafter added by joinder and Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Bank of America Securities LLC (the “Registration Rights Agreements”), the Corporation and the Guarantors have agreed to file one or more registration statements (the “Market Making Registration Statements”) under the Securities Act of 1933, as amended (the “Securities Act”), to register the Corporation’s Floating Rate Senior Notes due 2013 (the “Senior Notes”) and 11.875% Senior Subordinated Notes due 2014 (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Notes”), guaranteed by the Guarantors, for resale under the Securities Act.

The Corporation and the Guarantors, to the extent registrants, will file a Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 333-144067) to deregister $1,195,000 in the aggregate principal amount of the Senior Notes (and related guarantees) under the Securities Act, which were not issued in the exchange offer conducted thereby (the “Exchange Offer Registration Statement” and, together with the Market Making Registration Statements, the “Registration Statements”).

The undersigned are directors, officers and/or other authorized persons of one or more of the Corporation and the Guarantors and desire to enter into this Power of Attorney to facilitate the filing of the Registration Statements and any amendments thereto.

NOW, THEREFORE, KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Barrist and John R. Schwab, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, to sign the Registration Statements and any and all amendments, including pre-effective and post-effective amendments thereto (and any additional Registration Statements related thereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments including post-effective amendments thereto)) , to the Registration Statements, of the Corporation and Guarantors of which the undersigned is now or hereafter may become an officer, director or other authorized person, in any and all capacities (including, without limitation the capacities listed below), and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to enable the Corporation and the Guarantors to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Without limiting the generality of the foregoing, amendments to the Registration Statements may make such changes in such Registration Statements as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

This Power of Attorney may be signed in more than one counterpart, all of which when taken together, shall be deemed one and the same instrument. If this Power of Attorney is executed by less than all of the undersigned, it shall nevertheless be effective with respect to those of the undersigned as shall have executed it.

IN WITNESS WHEREOF, this Power of Attorney has been signed effective as of this 13th day of May, 2008, by the following persons:

[continued and to be signed on the next page]

Signatures	Title
/s/ Austin Adams Austin Adams	Director of NCO Group, Inc.

Chairman of the Board, President and Chief Executive Officer of NCO Group, Inc.

Director of Systems & Services Technologies, Inc., Credit Receivables Corporation I and Tempest Recovery Services, Inc.

Chief Executive Officer, President and Director of Compass International Services Corporation, Compass Teleservices, Inc., NCO ACI Holdings, Inc., NCO Teleservices, Inc., NCO Customer Management, Inc., RMH Teleservices Asia Pacific, Inc., Outsourcing Solutions, Inc., OSI Support Services, Inc., OSI Collection Services, Inc., OSI Education Services, Inc., Jennifer Loomis & Associates, Inc., Asset Recovery & Management Corp., Qualink, Inc., Professional Recoveries Inc., Payco American International Corp., OSI Recovery Solutions, Inc., OSI Outsourcing Services International, Inc., OSI Portfolio Services, Inc., North Shore Agency, Inc., OSI Outsourcing Services, Inc., Transworld Systems, Inc., Union Settlement Administrator Holdco, Inc. and Union Settlement Administrator, Inc.

Chief Executive Officer and President of NCOP Capital Resource, LLC, Greystone Business Group, LLC, Pacific Software Consulting, LLC, Coast to Coast Consulting, LLC, PAE Leasing, LLC, University Accounting Service, LLC, Gulf State Credit, L.L.C., Perimeter Credit, L.L.C., OSI SPE LLC and Old OSI LLC

Chairman of the Board and President of NCO Financial Systems, Inc.

/s/ Michael J. Barrist Michael J. Barrist	President and Director of JDR Holdings, Inc.

Signatures	Title
/s/ Richard M. Cashin, Jr. Richard M. Cashin, Jr.	Director of NCO Group, Inc.

/s/ David M. Cohen David M. Cohen	Director of NCO Group, Inc.

/s/ Colin M. Farmer Colin M. Farmer	Director of NCO Group, Inc.

/s/ Edward Kangas Edward Kangas	Director of NCO Group, Inc.

/s/ Leo J. Pound Leo J. Pound	Director of NCO Group, Inc.

[signatures continued on next page]

Signatures	Title
/s/ Maria Albino Maria Albino	Treasurer and Director of FCA Leasing, Inc.

/s/ Gail Ball Gail Ball	Vice President and Treasurer of AC Financial Services, Inc., ALW Financial, Inc., FCA Funding, Inc., NCOCRM Funding, Inc., NCO Funding, Inc., NCO Group International, Inc., NCO Holdings, Inc., NCO Portfolio Management, Inc. and NCOP Financing, Inc.

/s/ Candace R. Corra Candace R. Corra	Director of NCOP I, Inc., NCOP II, Inc., NCOP III, Inc., NCOP IV, Inc., NCOP V, Inc., NCOP VI, Inc., NCOP VII, Inc., NCOP/Marlin, Inc. and NCOP Nevada Holdings, Inc.

/s/ Robert DiSante Robert DiSante	President and Director of FCA Leasing, Inc.

/s/ William C. Fischer William C. Fischer	President of AC Financial Services, Inc., FCA Funding, Inc., NCOCRM Funding, Inc., NCO Funding, Inc., NCO Group International, Inc. and NCO Holdings, Inc. Director and President of ALW Financial, Inc.

Signatures	Title
/s/ Joshua Gindin Joshua Gindin

President and Director of AssetCare, Inc.

Executive Vice President, General Counsel and Secretary of NCO Group, Inc.

Director of ALW Financial, Inc., JDR Holdings, Inc., NCO Customer Management, Inc., RMH Teleservices Asia Pacific, Inc., NCOP I, Inc., NCOP II, Inc., NCOP III, Inc., NCOP IV, Inc., NCOP V, Inc., NCOP VI, Inc., NCOP VII, Inc., NCOP/Marlin, Inc., NCOP Nevada Holdings, Inc., NCOP Services, Inc., Compass International Services Corporation, Compass Teleservices, Inc., NCO Financial Systems, Inc., NCO Teleservices, Inc., Systems & Services Technologies, Inc., Credit Receivables Corporation I , Tempest Recovery Services, Inc., Outsourcing Solutions, Inc., OSI Support Services, Inc., OSI Collection Services, Inc., OSI Education Services, Inc., Jennifer Loomis & Associates, Inc., Asset Recovery & Management Corp., Qualink, Inc., Professional Recoveries Inc., Payco American International Corp., OSI Recovery Solutions, Inc., OSI Outsourcing Services International, Inc., OSI Portfolio Services, Inc., North Shore Agency, Inc., OSI Outsourcing Services, Inc., Transworld Systems, Inc., Union Settlement Administrator Holdco, Inc. and Union Settlement Administrator, Inc.

/s/ Michael B. Meringolo Michael B. Meringolo	Director of NCOP I, Inc., NCOP II, Inc., NCOP III, Inc., NCOP IV, Inc., NCOP V, Inc., NCOP VI, Inc., NCOP VII, Inc., NCOP/Marlin, Inc., NCOP Nevada Holdings, Inc. and NCOP Services, Inc.

Signatures	Title
/s/ Richard J. Palmer Richard J. Palmer

President and Director of NCO Portfolio Management, Inc. and NCOP Financing, Inc.

Treasurer (Chief Financial Officer) and Director of NCOP I, Inc., NCOP II, Inc., NCOP III, Inc., NCOP IV, Inc., NCOP V, Inc., NCOP VI, Inc., NCOP VII, Inc., NCOP/Marlin, Inc. and NCOP Nevada Holdings, Inc.

Chief Financial Officer, Treasurer and Director of NCOP Services, Inc.

Treasurer (Chief Financial Officer) of NCOP VIII, LLC, NCOP IX, LLC and NCOP X, LLC

Signatures	Title
/s/ John R. Schwab John R. Schwab

Executive Vice President, Finance, Chief Financial Officer and Treasurer of NCO Group, Inc.

Chief Financial Officer, Executive Vice President and Treasurer of NCO Financial Systems, Inc.

Chief Financial Officer, Treasurer and Director of AssetCare, Inc., RMH Teleservices Asia Pacific, Inc., Systems & Services Technologies, Inc., Credit Receivables Corporation I, Tempest Recovery Services, Inc., Outsourcing Solutions, Inc., OSI Support Services, Inc., OSI Collection Services, Inc., OSI Education Services, Inc., Jennifer Loomis & Associates, Inc., Asset Recovery & Management Corp., Qualink, Inc., Professional Recoveries Inc., Payco American International Corp., OSI Recovery Solutions, Inc., OSI Outsourcing Services International, Inc., OSI Portfolio Services, Inc., North Shore Agency, Inc., OSI Outsourcing Services, Inc., Transworld Systems, Inc., Union Settlement Administrator Holdco, Inc. and Union Settlement Administrator, Inc.

Chief Financial Officer and Treasurer of Greystone Business Group, LLC, Pacific Software Consulting, LLC, Coast to Coast Consulting, LLC, PAE Leasing, LLC, University Accounting Service, LLC, Gulf State Credit, L.L.C., Perimeter Credit, L.L.C., OSI SPE LLC and Old OSI LLC

Director of AC Finanical Services, Inc., FCA Funding, Inc., NCO ACI Holdings, Inc., NCO Funding, Inc., NCO Group International, Inc., NCO Holdings, Inc., NCOCRM Funding, Inc. and NCO Customer Management, Inc.

/s/ Irving Shapiro Irving Shapiro	Director of FCA Leasing, Inc.

Signatures	Title
Peter J. Winnington	Director of AC Financial Services, Inc., FCA Funding, Inc., NCOCRM Funding, Inc., NCO Funding, Inc., NCO Group International, Inc., NCO Holdings, Inc., NCO Portfolio Management, Inc. and NCOP Financing, Inc.

/s/ Steven L. Winokur Steven L. Winokur

Chief Financial Officer, Executive Vice President, Treasurer and Director of Compass International Services Corporation, Compass Teleservices, Inc., NCO ACI Holdings, Inc. and NCO Teleservices, Inc.

Chief Financial Officer, Executive Vice President and Treasurer of NCOP Capital Resource, LLC.

Chief Financial Officer, Treasurer and Director of NCO Customer Management, Inc.

Treasurer and Director of JDR Holdings, Inc.

Director of AC Financial Services, Inc., ALW Financial, Inc., FCA Funding, Inc., NCOCRM Funding, Inc., NCO Funding, Inc., NCO Group International, Inc., NCO Holdings, Inc., NCO Portfolio Management, Inc., NCO Financial Systems, Inc. and NCOP Financing, Inc.

/s/ Albert Zezulinski Albert Zezulinski

President (Chief Executive Officer) and Director

of NCOP I, Inc., NCOP II, Inc., NCOP III, Inc., NCOP IV, Inc., NCOP V, Inc., NCOP VI, Inc., NCOP VII, Inc., NCOP/Marlin, Inc. and NCOP Nevada Holdings, Inc.

Chief Executive Officer, President and Director of NCOP Services, Inc.

President (Chief Executive Officer) of NCOP VIII, LLC, NCOP IX, LLC and NCOP X, LLC

Chief Executive Officer and President of Systems & Services Technologies, Inc., Credit Receivables Corporation I and Tempest Recovery Services, Inc.

Director of NCO Portfolio Management, Inc. and NCOP Financing, Inc.